Exhibit 10.1

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of August 28, 2017 and is by and among BLACKHAWK NETWORK HOLDINGS, INC., a Delaware corporation (the “Borrower”), the financial institutions signatory hereto as lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).
Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H :
WHEREAS, the Borrower, the financial institutions party thereto (the “Lenders”) and the Administrative Agent are parties to a certain Amended and Restated Credit Agreement dated as of July 27, 2016, as amended by the First Amendment thereto dated as of April 25, 2017 (as so amended, the “Credit Agreement”); and
WHEREAS, the Borrower, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments to Credit Agreement. Upon the Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)    The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:
“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income: (i) income and franchise tax expenses accrued during such period, (ii) Consolidated Interest Expense, (iii) amortization, depreciation of active and productive assets and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary losses during such period (excluding extraordinary losses from discontinued operations), (v) non-cash stock-based compensation expense, (vi) mark-to-market expenses on distribution partner equity instruments, (vii) any fees, expenses or charges related to any acquisition permitted under this Agreement and (viii) Pro Forma Cost Savings for such period less (c) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) interest income, (ii) any extraordinary gains and (iii) non-cash gains or non-cash items increasing Consolidated Net Income (except that such non-cash gains are reserved for cash benefits to be taken in the future). For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a Pro Forma Basis.
(b)    Clause (e) of the definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:
(e)    if the aggregate consideration for such acquisition (inclusive of assumed debt, deferred payments and Capital Stock of the Borrower but exclusive of earn-outs) exceeds $50,000,000, then no later than five (5) Business Days (or such lesser number of days to which the Administrative Agent may agree) prior to the proposed closing date of such acquisition, the Borrower shall have delivered to the Administrative Agent and the Lenders an Officer’s Compliance Certificate for the most recent fiscal quarter end preceding

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such acquisition for which financial statements are available demonstrating, in form and substance reasonably satisfactory thereto, compliance on a Pro Forma Basis (as of the date of the acquisition and after giving effect thereto, to any Indebtedness incurred in connection therewith and to any related Pro Forma Cost Savings permitted to be included in the calculation of the definition of Consolidated EBITDA) with each covenant contained in Article X;
(c)    Section 1.1 of the Credit Agreement is amended to add the following definitions in appropriate alphabetical order:
“Pro Forma Cost Savings” means, without duplication of other amounts included in the computation of Consolidated EBITDA, with respect to any period, the amount of net cost savings and acquisition-related cost synergies projected by the Borrower in good faith to be realized during such period (calculated on a pro forma basis as though such cost savings and cost synergies had been realized on the first day of such period) as a result of actions taken or to be taken in connection with any Permitted Acquisition within fifteen (15) months of the date of such Permitted Acquisition (or, as applicable, within the longer period referenced in clause (a)(i) of the proviso below) and that are reasonably identifiable and factually supportable, net of the amount of actual benefits from such actions realized during such period that are otherwise included in the calculation of Consolidated EBITDA; provided, that (a) (i) notwithstanding the foregoing requirement that such Pro Forma Cost Savings result from actions taken or to be taken within fifteen (15) months after the consummation of a Permitted Acquisition, such fifteen (15) month period shall not apply with respect to Pro Forma Cost Savings relating to Permitted Acquisitions which were consummated on or after January 1, 2016 and prior to the Second Amendment Effective Date, (ii) the aggregate amount of Pro Forma Cost Savings which may be included in the computation of Consolidated EBITDA that are described in the foregoing clause (a)(i) shall not exceed $12,200,000 for any of the Borrower’s four fiscal quarters commencing with the fiscal quarter ending September 9, 2017 and no such Pro Forma Cost Savings shall be included in such computation with respect to any fiscal quarter ending after June 16, 2018, (iii) the aggregate amount of Pro Forma Cost Savings that may be included in the computation of Consolidated EBITDA (inclusive of Pro Forma Cost Savings described in the foregoing clause (a)(i)) for any four fiscal quarter period shall not exceed 10% of Consolidated EBITDA for such period (calculated prior to giving effect to the add-back of Pro Forma Cost Savings to Consolidated EBITDA pursuant to clause (b)(viii) of the definition thereof) and (b) the Borrower shall set forth in the Officer’s Compliance Certificate for the applicable period the calculation and factual support for the Pro Forma Cost Savings reflected in the computation of Consolidated EBITDA for such period. For the avoidance of doubt, except as provided in clause (e) of the definition of Permitted Acquisition and clause (a)(i) above, Pro Forma Cost Savings with respect to a Permitted Acquisition may be included in the calculation of Consolidated EBITDA on a pro forma basis after the consummation of a Permitted Acquisition only for the first five (5) consecutive fiscal quarters ending on or after the date of consummation of such Permitted Acquisition.
“Second Amendment” means the Second Amendment to this Agreement dated as of August 28, 2017.
“Second Amendment Effective Date” has the meaning assigned thereto in the Second Amendment.
(d)    Section 11.5(k) of the Credit Agreement is amended in its entirety to read as follows:
(k)    Asset Dispositions with respect to assets acquired in one or more transactions occurring after the Closing Date; provided that (i) each such Asset Disposition is effected within one year after the acquisition of such assets and (ii) if any such Asset Disposition would, when aggregated with all other Asset Dispositions pursuant to this clause (k) occurring in the same Fiscal Year as such Asset Disposition, exceed $30,000,000 for such Fiscal Year, then the Borrower must first deliver to the Administrative Agent and the

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Lenders a certificate of a Responsible Officer of the Borrower demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance with the financial covenants set forth in Article X (based on the financial statements most recently delivered pursuant to Section 8.1(a) or 8.1(b), as applicable) both before and after giving effect (on a Pro Forma Basis) to such Asset Disposition; and
(e)    Section 11.5(l) of the Credit Agreement is amended in its entirety to read as follows:
(l)    after the Second Amendment Effective Date, additional Asset Dispositions not otherwise permitted pursuant to this Section for aggregate consideration not to exceed $35,000,000 with respect to any single Asset Disposition transaction and not to exceed $55,000,000 in the aggregate.
(f)    Exhibit F to the Credit Agreement is amended in its entirety to read in the form attached hereto as Exhibit B.
2.    Representations and Warranties. The Borrower hereby represents and warrants that:
(a)    The Borrower has the right, power and authority to execute, deliver and perform its obligations under this Amendment and has taken all necessary corporate or other action to authorize the same. This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and by general principles of equity.
(b)    Both immediately before and immediately after giving effect to this Amendment, each of the representations and warranties of the Borrower contained in the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on such date, except for (i) any representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty is true and correct in all respects, and (ii) any representation and warranty made as of an earlier date, which representation and warranty remains true and correct as of such earlier date.
(c)    Immediately before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
3.    Effectiveness. This Amendment shall become effective, and the “Second Amendment Effective Date” shall be deemed to have occurred, upon the occurrence or satisfaction of each of the events and conditions below:
(a)    the execution and delivery hereof by the Borrower, the Administrative Agent and the Required Lenders (without respect to whether it has been executed and delivered by all Lenders);
(b)    the execution and delivery by the Subsidiary Guarantors of an Affirmation of Guaranty and Loan Documents in the form of Exhibit A hereto;
(c)    the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Second Amendment Effective Date, certifying that, both immediately before and immediately after giving effect to this Amendment, (i) each of the representations and warranties of the Borrower contained in the Loan Documents is true and correct in all material respects on and as of the Second Amendment Effective Date as if made on such date, except for (A) any representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty is true and correct in all respects, and (B) any representation and warranty made as of an earlier date, which representation and warranty was true and correct as of such earlier date and (ii) no Default or Event of Default has occurred and is continuing;

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(d)    the Administrative Agent and the Arrangers shall have received all fees required to be paid under that certain Fee Letter dated August 23, 2017, and all other amounts required to be paid on or before the Second Amendment Effective Date, including all expenses (including fees and disbursements of legal counsel for the Administrative Agent) for which invoices have been presented on or prior to the Second Amendment Effective Date.
4.    References, Effect, Etc.
(a)    Upon the effectiveness of this Amendment, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified by this Amendment. Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(b)    For the avoidance of doubt, pursuant to Section 5.11(j) of the Credit Agreement, for purposes of determining withholding Taxes imposed under FATCA the Borrower and the Administrative Agent are presently treating, and shall continue to treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement, including the Credit Agreement as amended hereby, and the obligations thereunder as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
5.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith. This Amendment is a Loan Document for all purposes of the Credit Agreement.
6.    Counterparts. This Amendment may be executed in any number of counterparts (and by the different parties hereto on separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
7.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401).
8.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute and deliver this Amendment as of the date first above written.
BLACKHAWK NETWORK HOLDINGS, INC.,
as Borrower
By: /s/ Jerry N. Ulrich
Name: Jerry N. Ulrich
Title: Chief Financial Officer and Chief Administrative Officer

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brian Buck
Name: Brian Buck
Title: Managing Director

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Russell McClymont
Name: Russell McClymont
Title: Sr. Vice President

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

SunTrust Bank

By:	/s/ Tyler Stephens
Name: Tyler Stephens
Title: Vice President

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By:	/s/ Fabio Lauro
Name: Fabio Lauro
Title: Vice President

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

BMO Harris Bank N.A.

By:	/s/ Christina Boyle
Name: Christina Boyle
Title: Managing Director

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

PNC Bank, NA

By:	/s/ Scott W Miller
Name: Scott W Miller
Title: Vice President

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

Fifth Third Bank

By:	/s/ Suzanne M. Rode
Name: Suzanne M. Rode
Title: Managing Director

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

BANK OF THE WEST

By:	/s/ Scott Bruni
Name: SCOTT BRUNI
Title: VICE PRESIDENT

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

Barclays Bank PLC

By:	/s/ Daniel Packham
Name: Daniel Packham
Title: Director
EXECUTED IN NEW YORK

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

RAYMOND JAMES BANK, N.A.

By:	/s/ Daniel Gendron
Name: Daniel Gendron
Title: Vice President

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

Manufacturers Bank

By:	/s/ Dirk Price
Name: Dirk Price
Title: Vice President

[Signature Page to Blackhawk Network Holdings, Inc. Second Amendment to Credit Agreement]

EXHIBIT A
AFFIRMATION OF GUARANTY AND LOAN DOCUMENTS
Each of the undersigned (the “Subsidiary Guarantors”) hereby (i) acknowledges receipt of a copy of that certain Second Amendment to Credit Agreement dated as of the date hereof (the “Amendment”) among Blackhawk Network Holdings, Inc., the lenders referred to therein and Wells Fargo Bank, National Association, as Administrative Agent, relating to the “Credit Agreement” as defined therein (the “Credit Agreement”), (ii) consents to the Amendment and each of the transactions referenced therein, (iii) reaffirms its obligations under the Subsidiary Guaranty Agreement and each other Loan Document to which it is a party and (iv) agrees that all references in any such other Loan Document to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended by the Amendment. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement, as amended by the Amendment. Although the Subsidiary Guarantors have been informed of the matters set forth herein and have acknowledged and consented to the same, each Subsidiary Guarantor understands that neither the Administrative Agent nor any Lender has any obligation to inform the Subsidiary Guarantors of such matters in the future or to seek any Subsidiary Guarantor’s acknowledgment or consent to future amendments or waivers, and nothing herein shall create such a duty.
Dated as of August 28, 2017
EWI HOLDINGS, INC.
By:
Name:
Title:

CARDPOOL, INC.
By:
Name:
Title:

BLACKHAWK NETWORK, INC.
By:
Name:
Title:

BLACKHAWK NETWORK CALIFORNIA, INC.
By:
Name:
Title:

BLACKHAWK ENGAGEMENT SOLUTIONS (DE), INC.
By:
Name:
Title:

BLACKHAWK ENGAGEMENT SOLUTIONS, INC.

By:
Name:
Title:

BLACKHAWK ENGAGEMENT SOLUTIONS (MD), INC.

By:
Name:
Title:

PARAGO UK LIMITED

By:
Name:
Title:

CARDLAB, INC.

By:
Name:
Title:

ACHIEVERS LLC

By:
Name:
Title:

OMNI PREPAID, LLC

By:
Name:
Title:

GIFTCARDS.COM, LLC

By:
Name:
Title:

GLOBAL INCENTIVE SOLUTIONS, LLC

By:
Name:
Title:

EXHIBIT B

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

EXHIBIT F
to
Amended and Restated Credit Agreement
dated as of July 27, 2016
by and among
Blackhawk Network Holdings, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

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OFFICER’S COMPLIANCE CERTIFICATE

The undersigned, on behalf of Blackhawk Network Holdings, Inc., a corporation organized under the laws of Delaware (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1.    This certificate is delivered to you pursuant to Section 8.2 of the Amended and Restated Credit Agreement dated as of July 27, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2.    I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of _______________ and for the _______________ period then ended, and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date indicated and the results of their operations and cash flows for the period indicated (subject to customary year-end adjustments for unaudited financial statements).

3.    I have reviewed the terms of the Credit Agreement and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].

4.    The Applicable Margins and calculations determining such figures are set forth on the attached Schedule 1, the Borrower and its Subsidiaries are in compliance with the financial covenants contained in Article X of the Credit Agreement as shown on such Schedule 1, and the Borrower and its Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.

[5.    The Pro Forma Cost Savings for such period and calculations determining such figures and providing factual support therefor are set forth on the attached Schedule 2.]1

[Signature Page Follows]

__________________________
1 To be included in any period when Pro Forma Cost Savings are added back to Consolidated EBITDA.

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WITNESS the following signature as of the day and year first written above.

BLACKHAWK NETWORK HOLDINGS, INC.

By: ____________________________________________
Name: __________________________________________
Title: ___________________________________________

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Schedule 1
to
Officer’s Compliance Certificate

This Attachment No. 1 is attached to and made a part of an Officer’s Compliance Certificate dated as of ____________, ____ and pertains to the period from ____________, ____ to ____________, ____. Subsection references herein relate to subsections of the Credit Agreement.
A.    Consolidated Total Leverage Ratio (as of _____________, ____)

1.	Consolidated Total Indebtedness
(from Exhibit A):                    $
2.    Consolidated EBITDA (from Exhibit B):        $
3.    Leverage Ratio (1):(2):
4.    Maximum ratio permitted under
Section 10.1:                        4.00 to 1.002

Compliance (Yes/No)
Applicable Margin – LIBOR Rate Loans
Applicable Margin – Base Rate Loans
Applicable Margin – Commitment Fee

B.    Minimum Interest Coverage Ratio (as of _____________, ____)
1.    Consolidated EBITDA (from Exhibit B):        $
2.    Consolidated Interest Expense:            $
3.    Interest Coverage Ratio (1):(2):
4.    Minimum permitted under
Section 10.2:                        3.50 to 1.00

Compliance (Yes/No)

__________________________________
2 Unless temporarily allowed to increase to 4.25 to 1.00 in connection with a Permitted Acquisition, pursuant to Section 10.1 of the Credit Agreement.

Exhibit A

Consolidated Total Indebtedness

Exhibit B

Consolidated EBITDA

[Schedule 2
to
Officer’s Compliance Certificate]3

Pro Forma Cost Savings Information

________________________
3 To be included in any period when Pro Forma Cost Savings are added back to Consolidated EBITDA.